DAWSON PRODUCTION SERVICES, INC.           EXHIBIT 11.1
                         EARNINGS PER SHARE COMPUTATIONS
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                                                                                    Three Months Ended           Six  Months Ended
                                                                                        September 30,              September 30,
                                                                                   --------------------        ---------------------
                                                                                    1996          1997          1996           1997
                                                                                   ------        ------        ------        -------
Primary Earnings Per Share
Net Income ................................................................        $1,159       $ 2,077       $ 2,175        $ 3,953
                                                                                   ------        ------        ------        -------
Shares used in earnings per share computation .............................         6,503        11,407         6,510         11,329
                                                                                   ------        ------        ------        -------
Earnings per share ........................................................        $ 0.18        $ 0.18        $ 0.33        $  0.35
                                                                                   ------        ------        ------        -------
Fully Diluted Earnings Per Share
Net Income ................................................................        $1,159        $2,077       $ 2,175        $ 3,953
                                                                                   ------        ------        ------        -------
Shares used in earnings per share computations ............................         6,541        11,456         6,528         11,458
                                                                                   ------        ------        ------        -------
Earnings per share ........................................................        $ 0.18        $ 0.18        $ 0.33        $  0.35
                                                                                   ------        ------        ------        -------
               COMPUTATION OF SHARES USED IN EARNINGS PER SHARE
                              COMPUTATIONS-PRIMARY

Weighted average outstanding common shares ................................         6,391        11,126         6,391         11,126
Average other common equivalent shares-dilutive effect of option shares ...           112           281           119            203
                                                                                   ------        ------        ------        -------
Shares used in earnings per share computations ............................         6,503        11,407         6,510         11,329
                                                                                   ------        ------        ------        -------
                COMPUTATION OF SHARES USED IN EARNINGS PER SHARE
                           COMPUTATIONS-FULLY DILUTED

Weighted average outstanding common shares ................................         6,391        11,126         6,391         11,126
Average other common equivalent shares-dilutive effect of option shares ...           150           330           137            332
                                                                                   ------        ------        ------        -------
Shares used in earnings per share computation .............................         6,541        11,456         6,528         11,458
                                                                                   ------        ------        ------        -------
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